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                                                                    EXHIBIT 23.3

                         CONSENTS OF DIRECTOR DESIGNEES


                                                                November 8, 1996


Board of Directors
AutoBond Acceptance Corporation
301 Congress Avenue
Austin, Texas 78701

Dear Sirs:

     Each  of  the undersigned  hereby  consents to  being  named as  a Director
Designee in the Registration Statement on Form S-1 of AutoBond Acceptance Corporation.


                                          Very truly yours,
                                          /s/ ROBERT KAPITO
                                          Robert Kapito



                                          /s/ MANUEL A. GONZALEZ
                                          Manuel A. Gonzalez



                                          /s/ STUART A. JONES
                                          Stuart A. Jones



                                          /s/ THOMAS I. BLINTEN
                                          Thomas I. Blinten

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